Tidal Trust III 485APOS

Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Intech Investment Management LLC of our report dated March 20, 2024, relating to the financial statements, which appear in the December 31, 2023 Annual Report on Form N-CSR for the year ended December 31, 2023 of Intech U.S. Enhanced Plus Fund LLC. We also consent to the references to us under the headings “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

December 13, 2024